                                                                    EXHIBIT 10.3

                               INDEMNITY AGREEMENT

        THIS INDEMNITY AGREEMENT (this "Agreement") is made as of ________, 2003, by and between Luminent Mortgage Capital, Inc., a Maryland corporation (the "Company"), and ____________, a [director and/or officer] of the Company (the "Indemnitee").

        THE PARTIES TO THIS AGREEMENT enter into this Agreement on the basis of the following facts, intentions and understandings:

        A. The Indemnitee is currently serving as a [director and/or officer] of the Company and in such capacity renders valuable services to the Company.

        B. The Company has investigated the availability and sufficiency of liability insurance and Maryland statutory indemnification provisions to provide its directors and officers with adequate protection against various legal risks and potential liabilities to which directors and officers are subject in connection with their position with the Company and has concluded that insurance and statutory provisions may provide inadequate and unacceptable protection to certain individuals requested to serve as its directors and officers.

        C. In order to induce and encourage highly experienced and capable persons such as the Indemnitee to continue to serve as a [director and/or officer] of the Company, the Board of Directors of the Company has determined, after due consideration and investigation of the terms and provisions of this Agreement and the various other options available to the Company and the Indemnitee in lieu of this Agreement, that this Agreement is not only reasonable and prudent but necessary to promote and ensure the best interests of the Company and its stockholders.

        NOW, THEREFORE, In consideration of the continued services of the Indemnitee and in order to induce the Indemnitee to continue to serve as a [director and/or officer], the Company and the Indemnitee agree as follows:

        1.      Definitions.  As used in this Agreement:

                (a) A "Change in Control" shall be deemed to have occurred if (i) any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the total voting power represented by the Company's then outstanding voting securities, or (ii) during any period of two consecutive years, individuals who at the beginning of the two year period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such a merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty-five percent (85%) of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after the merger or consolidation, or the stockholders of the Company approve a plan of liquidation, dissolution or winding up of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all the Company's assets.

                (b) The term "Expenses" includes, without limitation, attorneys' fees, disbursements and retainers, accounting and witness fees, travel and deposition costs, expenses of investigations, judicial or administrative proceedings or appeals, amounts paid in settlement by or on behalf of Indemnitee, and any expenses of establishing a right to indemnification, pursuant to this Agreement or otherwise including reasonable compensation for time spent by the Indemnitee in connection with the investigation, defense or appeal of a Proceeding or action for indemnification for which he is not otherwise compensated by the Company or any third party. The term "Expenses" does not include the amount of judgments, fines, penalties or ERISA excise taxes actually levied against the Indemnitee.

                (c) The term "fullest extent permitted by applicable law" shall mean the fullest extent authorized or permitted under applicable statutory or decisional law as amended or interpreted from time to time.

                (d) A "Potential Change in Control" shall be deemed to have occurred if (i) the Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control;
(ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; (iii) any person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing ten percent (10%) or more of the combined voting power of the Company's then outstanding voting securities increases his beneficial ownership of the securities by five percent (5%) or more over the percentage so owned by that person on the date this Agreement is executed; or
(iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

                (e) The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought by or in the name of the Company or otherwise and whether of a civil, criminal, administrative, investigative or other nature, by reason of the fact that the Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent, partner, member, trustee or fiduciary of another corporation, partnership, joint venture, limited liability company, employee benefit plan or other enterprise (each, an "Enterprise"), whether or not he is serving in such capacity at the time any liability or Expense is incurred for which indemnification or reimbursement is to be provided under this Agreement.

        2.      Indemnification.

                2.1 Indemnification in Third Party Actions. The Company shall indemnify the Indemnitee in accordance with the provisions of this subsection 2.1 if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any manner (including, without limitation, involvement as witness) in any Proceeding (other than a Proceeding by or in the name of the Corporation to procure a judgment in its favor), by reason of the fact that the Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent, partner, member, trustee or fiduciary of another Enterprise, against all Expenses, judgments, fines, penalties and ERISA excise tax actually and reasonably incurred by the Indemnitee in connection with the Proceeding, to the fullest extent permitted by applicable law; provided that any settlement be approved in writing by the Company, which approval shall not be unreasonably withheld or delayed or applied in an inconsistent manner.

                2.2 Indemnification in Proceedings by or In the Name of the Company. The Company shall indemnify the Indemnitee in accordance with the provisions of this subsection 2.2 if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any manner (including, without limitation, involvement as witness) in any Proceeding by or in the name of the Company to procure a judgment in its favor by reason of the fact that Indemnitee was or is a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent, partner, member, trustee or fiduciary of another Enterprise, against all Expenses actually and reasonably incurred by Indemnitee in connection the Proceeding, to the fullest extent permitted by applicable law.

                2.3 Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of, but not the total amount of, the Expenses, judgments, fines, penalties or ERISA excise taxes actually and reasonably incurred by him in the investigation, defense, appeal or settlement of any Proceeding or otherwise in connection with any Proceeding, the Company shall nevertheless indemnify the Indemnitee for the portion of the Expenses, judgments, fines, penalties or ERISA excise taxes to which the Indemnitee is entitled.

                2.4 Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement shall not be deemed exclusive of, and shall be in addition to, any indemnification or other rights to which the Indemnitee may be entitled under the charter of the Company, as the same may be amended from time to time (the "Charter"), the bylaws of the Company, as may be amended from time to time (the "Bylaws"), any agreement, any vote of stockholders or disinterested directors, applicable law, or otherwise, both as to action in his official capacity and as to action in another capacity on behalf of the Company while holding office; provided, however, that to the extent that the Indemnitee otherwise would have any greater right to indemnification under any provision of the Charter or Bylaws as in effect on the date hereof, the Indemnitee shall be deemed to have such greater right hereunder; provided, further, that to the extent that any changes made to the Charter and/or Bylaws which permits any greater right to indemnification than that provided under this Agreement, the Indemnitee shall be entitled to have such greater right. The Company shall not adopt any amendment to the Charter or Bylaws, the effect of which (intended or otherwise) would be to deny, diminish or encumber the Indemnitee's right to indemnification under the Charter, Bylaws, applicable law or otherwise as applied to any act or failure to act occurring in whole or in part prior to the date upon which the amendment was approved by the Board of Directors of the Company and/or its stockholders, as the case may be.

                2.5 Indemnification of Expenses of Successful Party. Notwithstanding any other provisions of this Agreement, to the extent that the Indemnitee has been successful in defense of any Proceeding or in defense of any claim, issue or matter in the Proceeding, on the merits or otherwise, including the dismissal of a Proceeding without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith to the fullest extent permitted by applicable law.

        3.      Presumptions.

                3.1 Presumption Regarding Standard of Conduct. The Indemnitee shall be conclusively presumed to have met the relevant standards of conduct as defined by applicable law for indemnification pursuant to this Agreement, unless a determination that the Indemnitee has not met the relevant standards is made by (i) the Board of Directors of the Company by a majority vote of a quorum consisting of directors who were not parties to the Proceeding,
(ii) the stockholders of the Company by a majority of the votes cast at a duly called meeting at which a quorum is present, or (iii) in a written opinion by independent legal counsel, selection of whom has been approved by the Indemnitee in writing, which approval shall not be unreasonably withheld or delayed.

                3.2 Determination of Right to Indemnification. If a claim under this Agreement is not paid by the Company within sixty (60) days of receipt of written notice, the right to indemnification as provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction. The burden of proving by clear and convincing evidence that indemnification or advances are not appropriate shall be on the Company. Neither the failure of the directors or stockholders of the Company or independent legal counsel to have made a determination prior to the commencement of the action that indemnification or advances are proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the directors or stockholders of the Company or independent legal counsel that the Indemnitee has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

                The Indemnitee's Expenses incurred in connection with any Proceeding concerning his right to indemnification or advances in whole or in part pursuant to this Agreement, the Charter or the Bylaws shall also be indemnified by the Company regardless of the outcome of the Proceeding, unless a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in the Proceeding was not made in good faith or was frivolous.

        4. Advances of Expenses. The Expenses incurred by the Indemnitee in any Proceeding shall be paid promptly by the Company in advance of the final disposition of the Proceeding at the written request of the Indemnitee to the fullest extent permitted by applicable law (but only to the extent permissible under Section 402 of the Sarbanes-Oxley Act of 2002, as may be amended from time to time) and without requiring any preliminary determination of the ultimate entitlement of the Indemnitee to indemnification, provided that if applicable law requires an undertaking, the Indemnitee shall undertake in writing to repay the amount advanced to the extent that it is ultimately determined that the Indemnitee is not entitled to indemnification.

        5. Change in Control. The Company agrees that if there is a Potential Change in Control of the Company (other than in connection with a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to the Change in Control) then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense advances under this Agreement or any other agreement, the Charter or Bylaws in effect relating to claims for indemnifiable events, the Company shall seek legal advice only from independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or Indemnitee within the last five years (other than in connection with such matters) ("Special Independent Counsel"). The Special Independent Counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Special Independent Counsel referred to above and may fully indemnify the Special Independent Counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement.

        6.      Indemnification Procedure.

                6.1 Notice. Promptly after receipt by the Indemnitee of notice of the commencement of any Proceeding or notice of the Indemnitee's involvement in any Proceeding, if later, the Indemnitee will, if a claim is to be made against the Company under this Agreement, notify the Company of the commencement of the Proceeding, or the Indemnitee's involvement in such Proceeding, as applicable. The omission to notify the Company will not relieve it from any liability which it may have to the Indemnitee otherwise than under this Agreement.

                6.2 Company Participation. With respect to any Proceeding for, or with respect to, which indemnification is requested, the Company will be entitled to participate in the Proceeding at its own expense and, except as otherwise provided below, to the extent that it may wish, the Company may assume the defense of the Proceeding, with counsel satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election to assume the defense of a Proceeding, during the Company's good faith active defense the Company will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense of the Proceeding, other than reasonable costs of investigation or as otherwise provided below. The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent. The Indemnitee shall have the right to employ his counsel in any Proceeding but the fees and expenses of the counsel incurred after notice from the Company of its assumption of the defense of the Proceeding shall be at the expense of the Indemnitee, unless (i) the employment of counsel by the Indemnitee has been authorized by the Company,
(ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of a Proceeding, or (iii) the Company shall not in fact have employed counsel to assume the defense of a Proceeding, in each of which cases the fees and expenses of the Indemnitee's counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee has made the conclusion that there may be a conflict of interest between the Company and the Indemnitee.

        7. Limitations on Indemnification. No payments pursuant to this Agreement shall be made by the Company:

                (a) to indemnify or advance Expenses to the Indemnitee with respect to Proceedings initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement, the Charter or Bylaws or any other statute or law or otherwise as required under applicable law, but the indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate;

                (b) to indemnify the Indemnitee for any Expenses, judgments, fines, penalties or ERISA excise taxes for which payment is actually made to the Indemnitee under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under the insurance;

                (c) to indemnify the Indemnitee for any Expenses, judgments, fines or penalties sustained in any Proceeding for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local statutory law; or

                (d) if a court of competent jurisdiction shall finally determine that any indemnification hereunder is unlawful.

        8.      Maintenance of Liability Insurance.

                8.1 Affirmative Covenant of the Company. The Company covenants and agrees that, as long as the Indemnitee shall continue to serve as a [director and/or officer] of the Company and thereafter so long as the Indemnitee shall be subject to any possible Proceeding, the Company, subject to subsection 8.3 of this Agreement, shall promptly obtain and maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") in reasonable amounts from established and reputable insurers.

                8.2 Indemnitee Named as Insured. In all D&O Insurance policies, the Indemnitee shall be named as an insured in a manner that provides the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's [directors and/or officers].

                8.3 Exemption from Maintenance of Insurance. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that insurance is not reasonably available, the premium costs for insurance are disproportionate to the amount of coverage provided, the coverage provided by insurance is so limited by exclusions that it provides an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company.

        9.      Miscellaneous.

                9.1 Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of the Indemnitee and his heirs, personal representatives and assigns, and the Company and its successors and assigns.

                9.2 Separability. Each provision of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the invalidity or unenforceability shall not affect the validity or enforceability of the other provisions of this Agreement. To the extent required, any provision of this Agreement may be modified by a court of competent jurisdiction to preserve its validity and to provide the Indemnitee with the broadest possible indemnification permitted under applicable law.

                9.3 Savings Clause. If this Agreement or any portion of it is invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee as to Expenses, judgments, fines, penalties or ERISA excise taxes with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

                9.4 Interpretation; Governing Law. This Agreement shall be construed as a whole and in accordance with its fair meaning. Headings are for convenience only and shall not be used in construing meaning. This Agreement shall be governed and interpreted in accordance with the laws of the State of Maryland.

                9.5 Amendments. No amendment, waiver, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by the party against whom enforcement is sought. The indemnification rights afforded to the Indemnitee by this Agreement are contract rights and may not be diminished, eliminated or otherwise affected by amendments to the Charter, Bylaws or agreements including D&O Insurance policies.

                9.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other.

                9.7 Notices. Any notice required to be given under this Agreement shall be directed to the Company at 909 Montgomery Street, Suite 500, San Francisco, California 94133,

Attention: President, with a copy to Peter T. Healy, Esq. 275 Battery Street, Suite 2600, San Francisco, California 94111, and to Indemnitee at the address set forth below or to another address as either shall designate in writing.

                            [signature page attached]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                "Indemnitee"

                                                --------------------------------
                                                [Name:_________________________]

                                                Notice Address:

                                                --------------------------------

                                                --------------------------------

                                                --------------------------------


                                                "Company"

                                                LUMINENT MORTGAGE CAPITAL, INC.,
                                                a Maryland corporation


                                                By:
                                                   ----------------------------
                                                       Albert J. Gutierrez, CFA
                                                       President

                                       S-1